EXHIBIT 10.10

                             SPENCER EDWARDS, INC.
                            6041 SOUTH SYRACUSE WAY
                                  SUITE 305
                              GREENWOOD VILLAGE
                               COLORADO  80111
                              Phone 303-740-8448
                             Facsimile 303-874-3198

SENDER:
Gordon Dihle - CFO

March 4, 2004

Personal and Confidential

Q Matrix, Inc.
Bryan D. Klingler
475 Aviation Blvd
Suite 100
Santa Rosa, CA 95403

RE:  Proposed Private Offering   Units consisting of one share of Common
Stock and one stock purchase warrant

Gentlemen:

Discussions have taken place during the past several weeks between the representatives of Spencer Edwards, Inc. (the "Underwriter") and Q Matrix, Inc. (the "Company"), a Delaware corporation, regarding a proposed private offering of units-consisting of one share of common stock and one stock purchase warrant by the Company. The Underwriter hereby confirms in principle, subject to all terms set forth herein, its interest in underwriting on a best efforts basis the proposed private offering of the Company's securities (the "Private Offering").

It is intended that the Underwriter will underwrite, on a best efforts basis, the sale of a minimum of $1.0 million up to $3.0 million maximum in units consisting of common stock and warrants (the "Units") to purchase common stock of the Company at an offering price to be determined by mutual agreement. The offering is anticipated to take place during the last quarter of 2004. The Company will pay the Underwriter a commission of 10% on all sales of the Units in the Private Offering. The Underwriter may allow a portion of this commission to members in good standing with NASD Regulation, Inc.

This letter of intent is based upon promises and representations on the part of the Company that it will be a public company through registration or merger and that its .001 par value common stock will, prior to the completion of the private placement memorandum and commencement of the offering contemplated hereby, be publicly traded at a minimum on the NASDAQ OTC Bulletin Board for at least thirty days.

1. Private Placement Memorandum. A Private Placement Memorandum will be prepared by the Company and filed as required by individual states where the Private Offering will be made. All financial statements contained in the Private Placement Memorandum, as amended from time to time, will be prepared in a form and reported on by independent certified public accountants

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satisfactory to the Underwriter. The proposed form of the Private Placement
Memorandum or any amendment to the Private Placement Memorandum will be submitted to and approved by the Underwriter and the Underwriter's counsel.

2. UNDERWRITER'S COUNSEL. The Underwriter agreement and selected dealer's agreement, if applicable, shall be prepared by counsel for the Underwriter, and such counsel shall make all required filings with NASD Regulation, Inc. ("NASD"). The Company shall supply to counsel for the Underwriter complete copies of the Private Placement Memorandum and all exhibits for filing with the NASD and the applicable state blue-sky authorities. The text of the Private Placement Memorandum and all other documents will be filed pursuant to the requirement of the relevant regulatory agencies in all material respects and shall be in form and content satisfactory to counsel for the Underwriter. All corporate proceedings undertaken by the Company and other legal matters which relate to the Private Offering and other related transactions shall be satisfactory in all material respects to counsel for the Underwriter.

3. RECIPROCAL INDEMNIFICATIONS. It is understood and agreed that the proposed Underwriting agreement will provide for reciprocal indemnification between the Company and the Underwriter as to certain liabilities, including liabilities under the Securities Act of 1933, as amended.

4. INFORMATION AVAILABLE. It is understood and agreed between the Company and the Underwriter that all documents, property reports, asset valuations, financial reports, new releases, if any, and other information relating to the Company's affairs will be made available to the Underwriter at the address set forth above. One (1) copy of any such documents will also be furnished to the Underwriter's counsel. Included in such documents, which may be copies and are to be delivered as soon as possible, are (i) all articles of incorporation and amendments, (ii) bylaws and amendments, (iii) minutes of all the Company's incorporators', directors' and shareholders' meetings, (iv) all financial statements, (v) correct copies of any material contracts, leases and agreements to which the Company is a party, and (vi) such other documents as shall be requested by Underwriter's counsel.

5. QUESTIONNAIRES. It is understood and agreed that the officers, directors, principal shareholders, and promoters of the Company will each complete, sign and return to the Underwriter a Questionnaire in the form presented.

6. SUSPENSION OR OTHER PROCEEDINGS. It is understood and agreed that the Company and the Underwriter will each advise the other party immediately and confirm in writing the receipt of any threat or the initiation of any steps or procedures which would impair or prevent the right to offer any of the Company's securities or the issuance of any "suspension orders" or other prohibitions preventing or impairing the proposed Private Offering by the NASD or any other regulatory authority. In the case of the happening of any such event, neither the Company nor the Underwriter will acquiesce in such steps, procedures, or suspension orders without first notifying the other party, and each party agrees to actively defend any such actions or orders unless both parties agree, in writing, to the acquiescence in such actions or others.

7. BLUE-SKY LAWS. The Company will, when and as requested by the Underwriter, qualify the stock or such part thereof under the so called blue sky laws of such states as may be selected by mutual agreement between the Company and the Underwriter, and will continue such qualification in effect so long as required for the purposes of the distribution of the securities.



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8.  FINDER. The Company and the Underwriter represent to each other that no person has acted as a finder in connection with the transaction herein and each will indemnify the other party with respect to any other claim for finder's fee in connection herewith.

9. NO ADVERSE CHANGE. It is understood and agreed between the Company and the Underwriter that, at the election of the Underwriter, the proposed Private Offering will not be made if between the date of this letter (the "Letter of Intent") and the execution of a best efforts selling agreement (1) there has been a material adverse change in the Company's financial or business condition or future prospects, (2) market conditions, in the sole judgement of the Underwriter, will not justify an offering of the type discussed in this letter, or (3) the financial or business condition or future prospects of the Company are not as represented to the Underwriter prior to the date of this Letter of Intent, or are such that they will not justify an offering of the type discussed in this Letter of Intent.

10. COMMISSION AND NONACCOUNTABLE EXPENSE ALLOWANCE. The Underwriter will be paid a commission of 10% for all Units sold in the Private Offering. The Company shall also reimburse the Underwriter for its expenses on a nonaccountable basis in an amount equal to 3% of the total Units sold in the Private Offering. The Company also hereby agrees to pay the Underwriter $15,000 within 30 days of the date of this Letter of Intent and an additional $15,000 upon the completion of the Private Placement Memorandum. These payments are nonrefundable to the extent that the Underwriter incurs expenses in connection with the Private Offering and are to be applied against the total nonaccountable expense allowance. The remaining unpaid nonaccountable expense allowance shall be deducted from the amount payable to the Company at the time of the each closing.

11.  UNDERWRITER'S OPTION.

     (a) Upon completion of the Private Offering the Company will issue to the Underwriter warrants to purchase common shares of the Company equal to fifteen percent (15%) of the common shares sold in the Private Offering at a price equal to the per share offering price in this Private Offering. Such warrants will not be exercised before one year from the date of their issuance and not after five years from the date of their issuance.

     (b) The Company will, on a single occasion upon the request of the Underwriter, after the expiration of the two year holding period, take all steps necessary (or as reasonably requested by the Underwriter, including the preparation and filing of a Registration Statement) to permit the registration and sale of the Underwriter's shares. All expenses and costs in connection therewith will be paid by the Company.

     (c) In addition and not in lieu of the foregoing right, the Company, from time to time, will notify all holders of the Underwriter's shares of the Company's intention to take steps necessary for a registration of its securities (whether by the Company or by any security holder of the Company) and, if required by law or deemed necessary by the Underwriter to enable or permit a registration thereof, will provide, at the Company's cost and expense, piggy-back registration and/or sale rights to the holders of the Underwriter's shares.

12. SALES OF STOCK. The Company agrees that neither its officers, directors or shareholders beneficially owning in excess of 5% of its common stock will publicly sell, offer to sell or grant any option for the sale of any shares of common stock for a period of one year following the effective date of the

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Private Placement Memorandum without the prior written consent of the
Underwriter. The Underwriting agreement will include a provision precluding such sales and requiring the delivery of agreements relating thereto prior to closing. Notwithstanding the foregoing, there shall be no restriction upon any officer, director or shareholder to utilize its shares as collateral for any loan transaction.

13. FINANCIAL STATEMENTS. The Company will retain an independent accounting firm reasonably acceptable to the Underwriter to audit the financial statements to be included in the Private Placement Memorandum. Reports containing audited financial statements will be distributed annually and unaudited comparative statements of earnings shall be distributed at least quarterly to stockholders of the Company. In addition, for five years from the date of the Private Offering of the Units, the Company will furnish the Underwriter with quarterly unaudited balance sheets and statements of income and surplus and copies of all reports filed by the Company with the Securities and Exchange Commission and with all state and federal agencies having jurisdiction over the Company's securities matters and/or transactions.

14. UNDERTAKING TO GIVE NOTICE OF EVENTS. Until the effective date of the Private Placement Memorandum or until this Letter of Intent is mutually terminated, whichever first occurs, the Company will notify the Underwriter promptly of the occurrence of any event concerning Company operations which might materially affect the Private Offering or the status of the Company including, without limitation, the commencement of negotiations by or involving any stockholder of the Company respecting any material acquisition or merger by or of the Company or entry into, default under, or termination or amendment of any material contract of the Company.

15. ADDITIONAL FEES PAYABLE TO UNDERWRITER. Until the closing date of the Private Placement Memorandum or until this Letter of Intent is mutually terminated, in the event the Company and/or its principal stockholders elect to merge the Company, sell the business of the Company, sell the Company's assets or sell or otherwise dispose of control of the Company, the Company will pay the Underwriter a commission of $50,000 in addition to the reimbursement of actual expenses incurred.

Additionally, the Underwriter shall be entitled to receive a fee equal to ten percent (10%) of any bridge financing or other funding, whether equity, debt or a combination thereof, obtained by the Company from any source prior to the closing date of the Private Placement Memorandum.

16. EXPENSES. The Company shall bear all costs and expenses incident to the issuance, offer, sale and delivery of the Units including all expenses and fees incident to the Private Placement Memorandum and the filing of the Private Offering with the NASD, the costs and counsel fees of qualification under state securities laws, fees and disbursements of counsel and accountants for the Company, costs of preparing, printing and mailing as many copies of the Private Placement Memorandum, related exhibits, blue sky memoranda, underwriting agreements, selected dealer agreements and other underwriting documents, as the Underwriter may deem necessary, including all amendments and supplements of the Private Placement Memorandum. Additionally, prior to the commencement of the private offering, the Company will reimburse the Underwriter upon request for Underwriter's legal costs and expenses paid to its legal counsel, Corporate Legal, PC, for due diligence review on the Company, for the travel, meal and hotel costs of any of Underwriter's personnel to attend meetings with or on behalf of the Company and for any disbursements made on behalf of the Company. The Company shall also bear the

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expenses of due diligence meetings at which time potential investors or broker dealer group members will be introduced to the Company. The Private Placement Memorandum and other appropriate underwriting documents shall be printed by a financial printer selected by the Company and approved by the Underwriter, and shall be delivered to the Underwriter.

17. FORMAL AGREEMENT CONTEMPLATED. It is understood that this letter is merely a statement of intent and, while the parties hereto agree in principle to the contents hereof and they propose to proceed promptly and in good faith to work out the arrangement with respect to the proposed Private Offering, any legal obligations between the parties hereto shall be only as set forth in a duly negotiated and executed best efforts Underwriting agreement, other than the provisions of Sections 10, 15 and 17 herein, which shall be binding upon the execution of this Letter of Intent. In no event shall any party be liable for consequential damages in connection with this Letter of Intent or the proposed Private Offering. The Underwriter's obligations under the Underwriter agreement shall be subject but not limited to there being, in the Underwriter's sole opinion, (i) no material adverse change in the condition or obligations of the Company, (ii) no material adverse change in market conditions, and (iii) no misrepresentation by the Company of its business or financial condition or prospects.

18.  OTHER AGREEMENTS

     (a) As long as the Underwriter is proceeding in good faith, the Company agrees not to negotiate with any other person relating to a possible Private Offering of the securities pending the completion of the Private Offering contemplated herein.

     (b) All matters regarding this Letter of Intent and the Private Offering shall be governed by the laws of the State of Colorado and any action, suit or arbitration case related to or arising out of this Letter of Intent of the Private Offering shall be venued only in the County of Arapahoe, State of Colorado.

If the foregoing is agreeable to you, kindly execute a duplicate copy of this Letter of Intent and deliver it to the undersigned, together with your check in the amount of $15,000, to be paid no later than April 4, 2004 at the address set forth.

This proposal shall expire if this Letter of Intent is not executed and returned by you within three (3) days of the date of this letter.

Very truly yours,

Spencer Edwards, Inc.


By:/s/ Gordon Dihle
   Gordon Dihle, CFO


ACCEPTED AND AGREED TO this 16th day of March, 2004.

Q Matrix, Inc.


By:/s/ Bryan D. Klingler
   Bryan D. Klingler, President & CEO

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